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                                                                  EXHIBIT 10.1.6

May 14, 1996

Royal Grip, Inc.
444 West Geneva Drive
Tempe, AZ  85282

Attention:  Danny Edwards, Chairman and CEO

Gentlemen:

We are pleased to set forth the terms of the retention of EVEREN Securities, Inc. ("ESI") by Royal Grip, Inc. (collectively with its affiliates, the "Company"), in connection with the Company's possible acquisition (the "Transaction") of assets or common stock of various businesses ("Acquisition Candidate") and the advisory and consulting services relating to the Company's future capitalization requirements. The Agreement will confirm ESI's engagement by the Company on the following terms and conditions:

1. ESI will assist the Company as its exclusive financial advisor and agent in connection with the Transaction and any Financing (as such term is defined below). ESI has been advised by the Company that the Company will initially require an aggregate of approximately $5,000,000 to $20,000,000 plus unspecified amount(s) relating to future transactions. ESI has been further advised that such amount is anticipated to be obtained from the proceeds of privately or publicly placed debt and/or equity securities of the Company (the "Financing"). ESI agrees to assist the Company in the Company's efforts to structure and obtain the Financing. ESI makes no representations, express or implied, that it will succeed in completing the Transaction or its efforts to assist the Company in securing the Financing. The commencement and scope of any discussions or contacts, or the provision of any information, with or to any Acquisition Candidate(s), prospective Financing sources or either of their respective representatives, agents or advisors, whether initiated by ESI or such other persons, shall be subject to the prior approval in each instance by the Company, which approval may be granted or withheld in the sole discretion of the Company.

         ESI agrees that all actions taken by it under this Agreement will comply in all material respects with all applicable laws, regulations and rules relating to the conduct of its services hereunder, including, without limitation, the applicable rules and regulations of any self regulatory organization of which ESI is a member; provided, however, that this Agreement shall not extend to any activities undertaken by ESI with the Company's consent (after being advised of the risk of non-compliance).

2. In connection with ESI's activities on the Company's behalf, the Company will cooperate with ESI and will furnish ESI with all information and data concerning the Company, the Financing, the Transaction and such other information which ESI deems appropriate (the "Information") and will provide ESI and any prospective Financing sources with access to the Company's officers, directors, employees, agents, representatives, independent accounts and legal


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Danny Edwards, Chairman and CEO
Royal Grip, Inc.
May 14, 1996
Page 2 of 6



counsel. To the extent that the Company has access to the officers, directors, employees, agents, representatives, independent accounts and legal counsel of the Acquisition Candidate(s), it will provide such access to ESI and any prospective Financing sources. The Company warrants and represents that all Information (a) provided or otherwise made available to ESI by or on behalf of the Company or (b) contained in any private placement memorandum prepared by the Company with respect to the Financing (the "Memorandum") will, at all times during the period of the engagement of ESI hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further warrants and represents that any projections provided by it to ESI or contained in the Memorandum will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, ESI will be using and relying upon the Information (and information available from public sources and other sources deemed reliable by ESI) without independent verification thereof by ESI or independent appraisal by ESI of any of the Company's assets. ESI assumes no responsibility for the accuracy or completeness of the Information or any other information regarding the Company, the Financing or any Transaction. Any advice rendered by ESI pursuant to this Agreement may not be publicly disclosed or otherwise utilized without the express prior written consent of ESI, except to the extent such disclosure is required by applicable law.

         ESI agrees to keep all information confidential, except information that (i) is or becomes generally available to the public (other than as a result of a disclosure by ESI), (ii) was or becomes available to ESI on a non-confidential basis prior to its disclosure by the Company or by a person or entity other than the Company who, to the knowledge of ESI, is not bound by a confidentiality agreement with the Company or otherwise prohibited from transferring or disclosing such information, (iii) the Company agrees, prior to its disclosure, may be disclosed to Acquisition Candidate(s), prospective financing sources, or either of their respective professional advisors, pursuant to the services to be provided by ESI hereunder; provided that, ESI obtains, prior to the disclosure of such information, customary confidentiality of nondisclosure agreements from such persons in a form reasonably acceptable to and approved in advance by the Company. Upon termination of this Agreement by either party hereto, ESI will return to the Company all written information (and copies thereof) in ESI's possession, or will certify to the Company that all such information not returned to the Company has been destroyed by ESI. The confidentiality obligations of ESI shall survive termination of this Agreement and ESI's services hereunder.

3. In consideration of the services to be rendered by ESI to the Company pursuant to this Agreement, ESI shall be entitled to receive, and the Company shall pay to ESI, the following compensation:


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Danny Edwards, Chairman and CEO
Royal Grip, Inc.
May 14, 1996
Page 3 of 6


         (a) Upon execution of this Agreement, ESI shall receive 30,000 options to purchase the Company's common stock. Of the 30,000 options, 3,750 will vest immediately with the remaining 26,250 options vesting equally over seven consecutive quarters. The options will have an exercise price of $6.50. Expiration of the options is not to be less than two years from the date of vesting. The options are to vest immediately upon a change of control, and shall have registration rights in any public offering of the Company's stock. A vesting and expiration schedule is included as Attachment A.

         (b) If a Transaction relating to Acquisition Candidate(s) is consummated, then the Company shall pay ESI, upon such consummation, an additional cash fee equal to 4% of the value of the total consideration paid by the Company in the Transaction in respect of (i) assets of the Acquisition Candidate(s), (ii) capital stock of the Acquisition Candidate(s) (and any securities convertible into, or options, warrants or other rights to acquire, such capital stock) and
                  (iii) the assumption, directly or indirectly (by operation of law or otherwise), or repayment of indebtedness (including, without limitation, indebtedness secured by assets of the Acquisition Candidate(s)). In no event, however, shall the minimum fee paid to ESI be less than $200,000. The value of total consideration paid will be calculated as the sum of the following values at closing:

                  (i) Cash and cash equivalents paid to the shareholders of an Acquisition Candidate(s);

                  (ii) Market value of any common stock issued to the shareholders of an Acquisition Candidate(s);

                  (iii) The par value of any preferred stock issued to the shareholders of an Acquisition Candidate(s), unless market value is easily determinable;

                  (iv) The face value of any notes issued to the shareholders of an Acquisition Candidate(s), unless market value is easily determinable;

                  (v) Consideration paid or payable under covenants not to compete, earn-outs and consulting arrangements with any of an Acquisition Candidate(s) principals;

                  (vi) The face value of any debt owed by an Acquisition Candidate(s) or its shareholders which has assumed and/or forgiven unless market value is easily determinable.


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Danny Edwards, Chairman and CEO
Royal Grip, Inc.
May 14, 1996
Page 4 of 6


         (c) Upon the first closing of any part of the Financing, the Company shall pay to ESI an additional cash fee equal to:

                  (i) one and one-half percent (1.5%) of the aggregate face amount of any letters of credit, standby letters of credit or other third-party guaranties arranged; plus

                  (ii) one and one-half percent (1.5%) of the aggregate principal amount of any senior debt Financing raised; plus

                  (iii) three percent (3%) of the aggregate principal amount of any subordinated debt Financing raised; plus

                  (iv) four percent (4%) of the aggregate principal amount of any preferred stock or convertible preferred stock Financing raised; plus

                  (v)      five percent (5%) of any equity Financing raised.

         (d) ESI shall be entitled to the fees enumerated in any preceding subparagraph of this paragraph 3 upon the occurrence during the term, or within two years after the date of termination, of this Agreement, of any event specified in any such subparagraph.

4. The fees set forth in paragraph 3 above shall be in addition to any other fees that the Company may be required to pay directly to any Financing source (which may include ESI or its affiliates) to secure its financing commitment. This Agreement does not constitute a commitment or undertaking on the part of ESI or any of its affiliates to provide any part of the Financing and does not ensure the successful arrangement or completion of the Financing or any portion thereof. Notwithstanding any other term or provision of this Agreement, the Company shall have the sole authority to consummate any Transaction or Financing, and may proceed with, withdraw from or abandon any such Transaction or Financing in its sole and absolute discretion. In no event shall the Company incur any obligation to ESI under Section 3(b), 3(c) or 3(d) of this Agreement with respect to any Transaction or Financing not consummated by Company.

5. In addition to the fees described in paragraph 3 above, the Company agrees to promptly reimburse ESI, upon request from time to time, for all out-of-pocket expenses incurred by ESI (including, without limitation, fees and disbursements of counsel, and of other consultants and advisors retained by ESI with prior approval of the Company) in connection with the matters contemplated by this Agreement.


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Danny Edwards, Chairman and CEO
Royal Grip, Inc.
May 14, 1996
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Each party hereto agrees that it will not issue any press release or other public disclosure of any Transaction or Financing without the prior approval of the other, which shall not be unreasonably withheld, unless, in the good faith opinion of counsel, such disclosure is required by law and time does not permit the obtaining of such consent, or such consent is unreasonably withheld.

6. The Company hereby agrees to indemnify and hold harmless ESI and any company controlling ESI or controlled by ESI and their respective directors, officers, agents and employees to the full extent lawful, from and against any losses, claims, damages or liabilities related to or arising out of this engagement or in connection herewith, and to reimburse the party entitled to be indemnified hereunder for all reasonable expenses (including counsel fees) as may be incurred by such party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation or administrative proceedings; provided, however, the Company will not be responsible for any claims, liabilities, losses, damages or expenses which have been finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such party, or from the breach by such party of this Agreement.

7. Either party hereto may terminate this Agreement at any time with thirty (30) days notice, without liability or continuing obligation except as set forth in this paragraph 7. Neither the termination of this Agreement nor the completion of the engagement contemplated hereby shall affect: (i) any compensation earned by ESI up to the date of termination or completion, or after termination, as the case may be, pursuant to paragraph 3; (ii) the reimbursement of expenses incurred by ESI up to the date of termination or completion, as the case may be, pursuant to paragraph 5; (iii) the indemnification provisions of paragraph 6;
(iv) the confidentiality obligations of ESI under paragraph 2; and (v) the provisions of paragraphs 8 and 9 of this Agreement all of which shall remain operative and in full force and effect.

8. The validity and interpretation of this Agreement shall be governed by, and enforced in accordance with, the laws of the State of Illinois applicable to agreements made and to be fully performed therein. The Company hereby irrevocably submits to the jurisdiction of any court of the State of Illinois or the United States District Court for the Northern District of the State of Illinois for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Company or its property or (c) any such suit, action or proceeding is brought in an inconvenient forum.



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Danny Edwards, Chairman and CEO
Royal Grip, Inc.
May 14, 1996
Page 6 of 6

9. This Agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

10. If a Transaction is consummated and the Company determines to refinance (through either a public or private offering of debt or equity securities) any portion of the purchase price paid by the Company in such Transaction (and any assumed or repaid liabilities) within two years of such consummation, then ESI shall have the right to act as Company's sole managing under-writer or exclusive agent, as the case may be, in connection with raising the funds necessary to complete such refinancing, subject to approval of ESI's Capital Commitment Committee and the good faith negotiation of customary and mutually agreeable terms.

11. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto. This Agreement supercedes all previous agreements.

         If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

                                      Very truly yours,

                                      EVEREN SECURITIES, INC.

                                      By:      /s/ Glenn T. Tofil
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                                               Glenn T. Tofil
                                               Vice President

Accepted and Agreed to this
 14 day of May 1996

Royal Grip, Inc.

By:   /s/ Danny Edwards
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      Danny Edwards, Chairman and CEO